UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2012 (January 10, 2012)

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM  87110
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

 Effective as of January 10, 2012, Lone Star Gold, Inc. (the “Company”) and Homero Bustillos Gonzalez, a resident of Mexico (“Gonzalez”), executed an Amendment Agreement, amending the Option Agreement dated January 11, 2011between Gonzalez and American Gold Holdings, Ltd.(the “Original Option Agreement”), as assigned to the Company by an Assignment Agreement dated August 17, 2011 (the “Assignment Agreement”).  The Option Agreement relates to the exploration and development of gold and silver mining concessions in the La Candelaria region of Chihuahua, Mexico (the “Property”), which are held by a Mexican company in which the Company has majority ownership. The Amendment Agreement extends the date on which the Company must make a final payment of $125,000 to Gonzalez from January 11, 2012 to the earlier of (i) five business days after the Company has received the final results of core drilling tests performed on the Property during November and December 2011, or (ii) March 11, 2012.   A copy of the Amendment Agreement is attached as Exhibit 10.11 to this Quarterly Report. The Option Agreement was previously filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 10, 2011. The Assignment Agreement was previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 22, 2011.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.11	Amendment Agreement dated January 10, 2012 between the Company and Homero Bustillos Gonzalez

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2012	LONE STAR GOLD, INC.

	By:	/s/ Dan Ferris
President, Treasurer and Secretary